Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Prospector Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Prospector Funds, Inc. for the semi-annual period ended June 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Prospector Funds, Inc. for the stated period.

/s/ John D. Gillespie John D. Gillespie President, Prospector Funds, Inc.	/s/ Peter N. Perugini, Jr. Peter N. Perugini, Jr. Treasurer, Prospector Funds, Inc.
Dated: September 7, 2021	Dated: September 7, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Prospector Funds, Inc. for purposes of the Securities Exchange Act of 1934.